UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2017

GALECTIN THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, STE 240

NORCROSS, GA 30071

(Address of Principal Executive Offices) (Zip Code)

(678) 620-3186

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2017, Galectin Therapeutics Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Agreement”) with FBR Capital Markets & Co. (“FBR”) under which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $30.0 million from time to time through FBR, acting as its sales agent. Sales of the Company’s common stock through FBR, if any, will be made by any method that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. FBR will use commercially reasonable efforts consistent with its normal trading and sales practices. Each time that the Company wishes to issue and sell the Company’s common stock under the Agreement, the Company will notify FBR of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as the Company deems appropriate. The Company will pay FBR a commission rate equal to 3.0% of the gross proceeds from the sale of any shares of common stock sold through FBR as agent under the Agreement. The Company has also agreed to reimburse FBR for certain expenses incurred in connection with entering into the Agreement and has provided FBR with customary indemnification rights.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2017, the Company filed with the Secretary of State of the State of Nevada (1) an Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series A 12% Convertible Preferred Stock (“Series A Preferred Stock”), reducing the number of authorized shares of Series A Preferred Stock that the Company may issue to 1,742,500 shares (the “Series A Amendment”), (2) an Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock, Series B-2 Convertible Preferred Stock and Series B-3 Convertible Preferred Stock, reducing the number of authorized shares of Series B-3 Convertible Preferred Stock that the Company may issue to 2,508,500 shares (the “Series B Amendment”), and (3) an Amendment to Certificate of Designation of Preferences, Rights and Limitations of Common Stock (Class W) (“Common Stock (Class W)”), increasing the number of authorized shares of Common Stock (Class W) that the Company may issue to 12,748,500 shares (the “Common Stock (Class W) Amendment”). Copies of the Series A Amendment, the Series B Amendment, and the Common Stock (Class W) Amendment are included as an exhibit to this report and is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)    Exhibits.

Exhibit No.	Description
3.1	Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series A 12% Convertible Preferred Stock.

3.2	Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock, Series B-2 Convertible Preferred Stock and Series B-3 Convertible Preferred Stock.

3.3	Amendment to Certificate of Designation of Preferences, Rights and Limitations of Common Stock (Class W).

10.1	At Market Issuance Sales Agreement between the Company and FBR Capital Markets & Co. dated May 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALECTIN THERAPEUTICS INC.

By:	/S/ Peter G. Traber, MD
Name: Peter G. Traber, MD
Title: Chief Executive Officer and President

Date: May 19, 2017

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series A 12% Convertible Preferred Stock.

3.2	Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock, Series B-2 Convertible Preferred Stock and Series B-3 Convertible Preferred Stock.

3.3	Amendment to Certificate of Designation of Preferences, Rights and Limitations of Common Stock (Class W).

10.1	At Market Issuance Sales Agreement between the Company and FBR Capital Markets & Co. dated May 19, 2017.